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                                    AGREEMENT

This Agreement dated October 11, 1995

BETWEEN

                 SOLUCORP Industries, Ltd. ("SOLUCORP")
                 520 Victor Street
                 Saddle Brook, NJ 07663

of the First Part

AND

                 John Beech Remediation Limited ("JBRL")
                 Dock Road North
                 Bromborough
                 Wirral
                 Merseyside L62 4TQ

of the Second Part


WHEREAS:

     A. SOLUCORP is the beneficial owner of a patent-pending process to stabilize heavy metal contaminated soils and sludges by the addition of proprietary reagents to the contaminated soils/sludges under increased moisture conditions (hereinafler referred to as "MBS')

     B. SOLUCORP entering into an exclusive marketing arrangement with JBRL in the United Kingdom for the purposes of increasing the marketing presence and potential client base.

     C. JBRL obtaining an exclusive marketing license in the Uiiited Kingdom for the MBS process to increase its market penetration and revenues.



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N0W THEREFORE THE PARTIES AGREE AS FOLLOWS:

The Companies mutually agree to the terms of the SOLUCORP Agreement identified herein:

1. Exclusive Territory - Based upon the terms of this Agreement defined in this document, SOLUCORP will grant an exclusive license to market the Company's MBS product and future enhancements within a territory defined as the United Kingdom. It is agreed by both parties that if SOLUCORP, in its normal course of the Agreement. SOLUCORP will agree to provide the MBS proprietary reagents to JBRL on an individual project basis, custom blended for each site by SOLUCORP's manufacturer. It is further agreed that the parties will agree, in writing, to the pricing on each project site.

2. JBRL to pay $50,000 (U.S.) within 60 days. It is agreed that JBRL will use best efforts to to receive operating permits within the U.K. period during the initial term of this agreement. After receipt of valid permits, JBRL will agree to a performance agreement for the first 24 months of the exclusive agreement. After the 24 month period has elapsed, all penalties will be in the form of renegotiation of fees and/or discontinuation.

3. SOLUCORP will:

     a. Provide MBS technology to JBRL on an exclusive basis for the United Kingdom during the term of this Agreement.

     b. Provide sufficient technical and marketing support to JBRL during the Term of this Agreement.

4. Term - Both parties agree that the Term of this Agreement will be subject to performance by both parties to meet the schedules above. The Term, in any case, will be for 12 nuonths with two additional 12 month extensions based upon payment of the fee discussed above and a 5 year option subject to performance by both parties.

5. It is agreed that neither party is an agent of the other party during the Term of this Agreement. All funding and personnel decisions are requirements of the individual party unless otherwise indicated by mutual agreements in writing.

6. JBRL employees and affiliates agree to the terms of the Confidentiality Agreement already executed by the parties to include but not limited to all proprietary products and equipment information.



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7. The parties agree that this Agreement is subject to the laws of the United
States and all contractual issues will be subject to the laws of Bergen County, New Jersey, U.S.A.


IN WITNESS THEREOF

The parties hereto affix their hands and seals the day and year first above written.

      SOLU





CORP

/s/ Peter Martin                           10-11-95
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                                           Date

/s/ J.G. Sparg
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Witness


JBRL

/s/ [ILLEGIBLE]
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                                          Date


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Witness